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                                                                   EXHIBIT 10.10

                         EXECUTIVE EMPLOYMENT AGREEMENT

  This EXECUTIVE EMPLOYMENT AGREEMENT ("the Agreement") is made as of April 11, 1994, by and between Charles W. Daggs, III (the "Executive") and Rodman & Renshaw Capital Group, Inc., (the "Company").

                                   RECITALS:

          A. The Company wishes to employ the Executive as President and Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement.

          B. The Executive wishes to be employed by the Company as President and Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

          In consideration of the mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Executive agree as follows:

          1. Employment of the Executive. The Company employs the Executive as the Company's President and Chief Executive Officer, and the Executive accepts such employment and agrees to act as an employee of the Company, all in accordance with the terms and conditions of this Agreement.

          2. Term of Employment. Subject to the provisions of Section 9, the Executive's employment under this Agreement will begin on the date of this Agreement and will continue until June 30, 1996, subject to extension by mutual agreement.

          3. Warrant of Authority. The Executive warrants and promises that execution of this Agreement will not violate the terms of any other contract or agreement to which he may be a party. The Executive warrants that he is bound by no other employment agreement, restrictive covenant, or confidentiality agreement with any other party at the time of execution of this Agreement. Breach of this warranty will constitute "just cause" as defined in
Section 10 of this Agreement.

          4. Offices and Duties. The Executive shall perform, subject to the direction of the Company's Board of Directors, executive services for the Company as may be consistent with his title, along with those other duties that may be assigned from time to time by the Company's Board of Directors. During this Agreement's term, the Executive's best efforts shall be devoted to the affairs and business of the Company, as is customarily required for the position of President and Chief Executive Officer. The services of the Executive shall be rendered principally in Chicago, Illinois, but the Executive shall do any travelling on behalf of the Company as may be reasonably required.

          5.       Compensation.
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          (a)      Base Salary.  During the Employment Period, the Company
                   shall pay the Executive a base salary at a rate of Three Hundred Thousand Dollars per year in equal bi-monthly installments (the "Base Salary").

          (b)      Bonuses.  (i)    Signing Bonus.  The Executive will receive
                   a one time signing bonus of $500,000 payable no later than May ______, 1994.

                           (ii) Incentive Bonus. The Executive will receive an incentive bonus for each of the two twelve month periods commencing July 1, 1994 and July 1, 1995, respectively, based on the Company's income before income taxes ("IBT") and calculated as follows:

                                    IBT
                              (Without Giving
                           Effect to this Bonus)             BONUS
                           ---------------------             -----
                           $0 - $5,000,000                   5% of IBT

                           $5,000,000.01 -                   $250,000 plus 7.5% of IBT exceeding
                           $10,000,000                       $5,000,000

                           $10,000,000.01 -                  $625,000 plus 10% of IBT exceeding
                           $15,000,000                       $10,000,000

                           More than $15,000,000             $1,125,000 plus such percentage of
                                                             IBT exceeding $15,000,000 to be
                                                             determined by the Board of Directors
                                                             of the Company up to a maximum of 5%

                           (iii) Guaranteed Bonus. Notwithstanding the foregoing set forth in Section 5(b)(ii): (A) the incentive bonus for each of the two twelve month periods commencing July 1, 1994 and July 1, 1995 shall be no less than $600,000 and (B) no portion of the incentive bonus for either such period shall be due to the Executive unless he is employed by the Company at the end of the respective period.

          (c) Stock Options. The Executive will be granted options to purchase 100,000 common shares of the Company on the first day of employment at the fair market value of the Company's common stock on that date pursuant to the Company's stock option plan. Fifty percent (50%) of such options will be exercisable on June 30, 1996 and the remaining fifty percent (50%) will become exercisable on June 30, 1997, in either case exercisability shall be conditioned on the Executive's continued employment by the Company on such dates. The Board of Directors may grant the Executive additional stock options in its discretion.

          (d) Benefits. The Executive shall be entitled to participate in any welfare and benefit plans relating to pension, profit sharing, or other retirement benefits, along with any medical, dental, life insurance coverage, disability insurance coverage, or


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                   reimbursement plans that the Company may offer to
                   executive employees from time to time.

          (e) Withholding. All compensation payable to the Executive under this Agreement is stated in gross amounts and will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

          (f) Expenses. The Company, in accordance with its policies, shall pay or reimburse the Executive for all expenses (including travel and entertainment expenses) reasonably incurred by the Executive during the Employment Period in connection with the performance of the Executive's duties under this Agreement, provided that the Executive shall provide to the Company documentation or evidence of expenses for which the Executive seeks reimbursement. The Executive will travel coach class for all domestic flights within the United States. The Executive may, in his own discretion, travel on business class for international flights.

          6. Restricted Activities. The Executive agrees that during employment, except with the express consent of the Company's Board of Directors, the Executive will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business, entity, or business enterprise competitive with any business of the Company, or to serve on any Board of Directors of any other entity without the prior consent of the Company's Board of Directors. This restriction does not prevent the Executive from purchasing shares in publicly traded companies in amounts of less than $50,000 in any one company. It also will not require the liquidation of the Bear Stearns stock accumulated in the Partner's Capital Accumulation Plan.

          7. Remedies. The Executive agrees and acknowledges that by virtue of this employment, the Executive will obtain an intimate knowledge of the Company's activities and affairs, including trade secrets and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that the Executive is capable of performing for the Company or one of its competitors, the Executive recognizes that the services to be rendered are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. The Executive agrees that if the Executive fails to render to the Company the services required, the Company shall be entitled to immediate injunctive or other equitable relief to restrain the Executive, in addition to any other remedies to which the Company may be entitled under law.

          8. Regulatory Compliance. The Executive shall at all times act in strict compliance with all applicable statutes, rules, and regulations of any governmental entity, agency, or self-regulatory body governing the Executive's activities. The Executive further agrees to act in accordance with and subject to the policies and procedures adopted by the Company from time to time as set forth in the Company's Compliance and Supervisory Procedures Manual (the "Manual"), a copy of which the Executive hereby acknowledges having received and read, and which, as amended from time to time, is incorporated herein by reference in its entirety. The Executive agrees at any time upon the Company's request to provide full information upon any subject which relates to the Executive's or any other person's compliance with applicable





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securities laws and or the Manual, and to provide all business records relative to the Company's inquiry. The Executive further agrees to inform the Company immediately in writing in the event: (i) the Executive becomes a subject of any formal or informal inquiry, investigation or order by any State, federal or self-regulatory body; (ii) the Executive is notified of any threatened litigation or arbitration; (iii) the Executive's registration or license to sell or deal in securities or commodities is or may be refused, suspended, or revoked; (iv) the Executive is or may be enjoined temporarily or otherwise from selling or dealing in securities or commodities; (v) the Executive is summoned, arraigned, arrested, or indicted for a criminal offense; or (vi) the Executive becomes subject to bankruptcy proceedings.

          9. Noncompetition, Nonsolicitation, and Confidentiality. The Executive agrees that he will not, directly or indirectly (whether as owner, partner, shareholder, agent, employee, independent contractor, consultant, or otherwise), during the Employment Period and for a period of one year following the termination or expiration of the Employment Period:

          (a) solicit or attempt to solicit any person or entity, wherever located, that was a customer of the Company during the Employment period, for the purpose of soliciting business for or on behalf of any person or entity (other than the Company) engaged in a Company Business;

          (b) employ, engage, or solicit for employment or engagement (or encourage any other person or entity to take such action regarding) any person who has been employed or engaged by the Company during the preceding twelve months; or

          (c) (i) disclose, divulge, or communicate, directly or indirectly, any Confidential Information (as defined below) to any person or entity not employed or engaged by the Company, except as may be required to perform his duties under this Agreement; or (ii) use, directly or indirectly any Confidential Information for the benefit of any person or entity other than the Company.

          The Executive acknowledges and agrees that the provisions of this
Section 9 are reasonable in duration and scope and in all other respects. The provisions of this Section 9 will survive termination or expiration of this Agreement.

          10.      Termination

          (a) Notwithstanding anything to the contrary in this Agreement, the Company may terminate this Agreement for Just Cause (as defined below) by providing to the Executive written notice of termination; the notice of termination must state the grounds for termination for Just Cause. Upon termination of employment for Just Cause, the Employment Period will immediately end and the Executive will not be entitled to receive any further compensation, whether in the form of Base Salary, Bonuses, or Benefits or otherwise.

          (b) Notwithstanding anything to the contrary in this Agreement, this Agreement, the Employment Period, and all obligations of the Company to pay the Executive any further compensation, whether in the form of Base Salary, Bonuses, or Benefits (other than death and disability benefits, if any) or otherwise, will terminate upon the death or disability of the Executive. "Disability" will be deemed to have





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                   occurred whenever the Executive has suffered physical
                   or mental illness, injury, or infirmity that prevents the Executive from fulfilling his duties under this Agreement for sixty (60) consecutive days and the Company's Board of Directors determines, in good faith, that such illness or other disability is likely to continue.

          (c) Notwithstanding anything to the contrary in this Agreement, the Company may elect not to utilize the Executive's services during the remainder of the Employment Period and relieve the Executive of any further obligation to perform his duties under this Agreement. If the Company so elects, then the Executive shall cease to occupy his office or otherwise have access to the Company's premises, but the Company will remain obligated to pay the Executive the Base Salary and Benefits during the remainder of the Employment Period (the "Remaining Compensation").

                   In such event, the Executive will not be required to mitigate the amount of Remaining Compensation by seeking other employment during the remainder of the Employment Period, but if the Executive secures other employment during such period, then the amount of gross compensation received by the Executive from such other employment shall be offset by the Company against compensation owed to the Executive.

          11.      Definitions.  As used in this Agreement:

          "Just Cause" means (a) an act of fraud or dishonesty by the Executive that results directly or indirectly in gain or personal enrichment of the Executive at the Company's expense, (b) an act by the Executive that the Company's Board of Directors reasonably believe constitutes a felony, (c) conduct on the Executive's part intended to or likely to injure the Company's business or reputation, or (d) any material breach by the Executive of any of the provisions of this Agreement.

          "Confidential Information" means all customer lists, supplier lists, and other information of a business or technical nature disclosed to, learned, or developed by the Executive in the course of his employment by the Company, relating to the Business, the business of any customer or supplier of the Company, or the business of any other person or entity that consults with or is in any way affiliated with the Company. "Confidential Information" does not include information that is publicly available through no fault of the Executive.

          12. Remedies. Both parties recognize that a breach by the Executive of the provisions of this Agreement would irreparably harm the Company. Accordingly, if the Executive breaches or threatens to breach any of the provisions of this Agreement, in addition to all other remedies available to it in law or equity or under this Agreement, the Company will be entitled to have an injunction issued by any court of competent jurisdiction enjoining and restraining the Executive from doing any act in violation of any of the provisions of this Agreement. The parties agree that the party at fault shall reimburse the other party for all reasonable attorneys' fees that the other party incurs in pursuing its remedies under this Agreement.

          13.      Miscellaneous





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          (a)      Notices.  All notices and other communications between the parties pursuant to this Agreement shall be in writing and will be deemed given when delivered in person, one business day after being dispatched by a nationally recognized overnight courier service, or three business days after being deposited in the U.S. Mail, registered or certified mail, return receipt requested, addressed as follows:


                   If to the Company:                Rodman & Renshaw Co., Inc.
                                                     120 South LaSalle Street
                                                     Chicago, Illinois  60603
                                                     Attn:  General Counsel


                   If to the Executive:              Charles W. Daggs, III




          (b) Governing Law. This Agreement will be subject to and governed by the laws of the State of Illinois, without regard to principles of conflicts of laws.

          (c) Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors, and assigns, subject to the limitations or assignment in Section 12(h).

          (d) Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes any other agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

          (e) Modification. No change or modification of this Agreement will be valid unless it is in writing and signed by both of the parties. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person or party to be charged.

          (f) Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provisions of this Agreement that are held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make them valid and enforceable and as so modified will remain in full force and effect.

          (g) Headings. The headings of this Agreement are inserted for convenience only and are not to be considered in the interpretation of construction of the provisions of this Agreement.

          (h) Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign its





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                   rights to, and cause its obligations under this
                   Agreement to be assumed by, any person or entity to whom or to which the Company simultaneously transfers by sale, merger, or otherwise all or substantially all of its assets.

          (i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or the Company.

          (j) Non-Discrimination. The Company agrees to comply with all applicable laws, regulations, or ordinance governing this employment, including but not limited to the Civil Rights Act of 1964 (Title VI), the Age Discrimination in Employment Act (ADEA), the Americans With Disabilities Act (ADA), and the Older Workers Benefit Protection Act, along with their state or local counterparts. The Company agrees not to discriminate against the Executive with regard to any term or condition of employment on the basis of race, color, national origin, religion, sex, age (40 and above), or non-job related disability.

          (k) Arbitration. All disputes arising out of or concerning the interpretation or application of this Agreement, including without being limited to any claims that the application of this Agreement or the termination of the employment relationship established by this Agreement violates any federal, state, or local law, regulation, or ordinance (including but not limited to those set forth in Section 12(j) above), shall be resolved timely and exclusively by final and binding arbitration pursuant to the rules of either the New York Stock Exchange or the National Association of Securities Dealers, Inc. Arbitration must be demanded within 20 calendar days of the time when the demanding party knows or should have known of the event or events giving rise to the claim. The arbitration opinion and award shall be final and binding on the Company and the Executive and shall be enforceable by any court. The Company and the Executive shall share equally all costs of arbitration excepting their own attorneys' fees, unless and to the extent ordered by the arbitrators to pay the attorneys' fees of the prevailing party.

                   This section is intended by the Company and the Executive to be enforceable under the Federal Arbitration Act. Should it be determined by any court that the act does not apply, then it shall be enforceable under the arbitration statute of the State of Illinois.





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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        /s/Charles W. Daggs, III
                                        ------------------------
                                        Charles W. Daggs, III


                                        RODMAN & RENSHAW CAPITAL GROUP, INC.


                                        By: /s/Jorge Lankenau Rocha
                                            -----------------------




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